17


                                             File No. 2-84012
                                                     811-3752
                                                 Rule 14(c)-5


October 21, 1997


VIA EDGAR

Filing Desk Stop 1-4
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549-1004

            Re:  The Managers Funds (File Nos. 2-84012
                 and 811-3752)
                 Information Statement

Commissioners:

     On behalf of The Managers Funds, a Massachusetts business trust (the "Trust") registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), enclosed for filing in accordance with Rule 14(c)-5 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a preliminary information statement prepared for Managers Special Equity Fund (the "Fund"), a series of the Trust. This information statement has been prepared in accordance with a Securities and Exchange Commission exemptive order received by the Trust (Investment Company Release No. 21412, Oct. 11, 1995) which permits the Trust's manager to hire new Sub-advisors or to make changes to existing Sub-advisory contracts with the approval of the Trust's Trustees, but without shareholder approval. Enclosed please find an information statement and cover letter for the Fund.

     The information statement describes a new Sub-advisory agreement between The Managers Funds, L.P., the investment manager for the Trust and the current Sub-advisor for the Fund. In this case, the new agreement was necessary due to a recent portfolio manager change in the Fund.

     No filing fees are included in connection with this filing.

     The Trust intends to mail definitive copies of this information statement on or about November 3, 1997. Please direct questions or comments regarding this filing to Judith L.
Shandling, Esq. of Shereef, Friedman, Hoffman & Goodman, LLP at
(212) 891-9459.

                           Sincerely,
                           /s/Donald S. Rumery
                           Donald S. Rumery
                           Secretary

cc:  Judith L. Shandling, Esq.
                   SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
                      Exchange Act of 1934
                       (Amendment No.   )



Check the appropriate box:

[X]  Preliminary Information Statement
[   ]     Confidential, for Use of the Commission Only (as
          permitted by Rule 14c-5(d)(2))
[   ]     Definitive Information Statement


     _____________The Managers Funds______________
     (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[   ]     $125 per Exchange Act Rules 0-11(c)(1)(ii),
          or 14c-5(g).
[   ]     Fee computed on table below per Exchange Act
          Rules 14c-5(g) and 0-11.

     1) Title of each class of securities to which transaction applies:

          _________________________________________________

     2) Aggregate number of securities to which transaction applies:

          __________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          __________________________________________________

     4)   Proposed maximum aggregate value of transaction:

          _________________________________________________

     5)   Total fee paid:

     ______________________________________________________

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     ______________________________________________________

     2)   Form, Schedule or Registration Statement No.:

     ______________________________________________________

     3)   Filing Party:

     _______________________________________________________

     4)   Date Filed:

     _______________________________________________________

[X]  Filing fee no longer applicable.

Dear Managers Special Equity Fund Shareholder:

The enclosed information statement details a recent portfolio manager change in Managers Special Equity Fund. On September 8, 1997, the Fund's Trustees approved the hiring of Kern Capital Management, LLP ("KCM")to be added as a fourth portfolio manager of the Fund.

KCM joins Pilgrim Baxter & Assoc., Liberty Asset Management, and Westport Asset Management, Inc., each managing varying portions of the Fund determined by the Manager. We are optimistic that the Fund will continue to benefit under the management of these four fine firms.

As a matter of regulatory compliance, we send you this information statement which describes the management structure of the Fund, ownership of KCM, as well as the terms of the Sub-advisory agreement with KCM which your Trustees have approved.

Please feel free to call us at (800) 835-3879 should you have any questions on the enclosed information statement. We thank you for your continued interest in The Managers Funds.

Sincerely,
/s/Robert P. Watson
Robert P. Watson
President

                           PRELIMINARY COPY

                          THE MANAGERS FUNDS

                     MANAGERS SPECIAL EQUITY FUND

                          40 RICHARDS AVENUE
                     NORWALK, CONNECTICUT  06854
                         ____________________

                        INFORMATION STATEMENT
                         ____________________

     This information statement is being provided to the shareholders of Managers Special Equity Fund in lieu of a proxy statement, pursuant to the terms of an exemptive order the Trust has received from the Securities and Exchange Commission which permits the Fund's manager to hire new Sub-advisors and to make changes to existing Sub-advisory contracts with the approval of the Trustees, but without obtaining shareholder approval. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This information statement will be mailed on or about
November 3, 1997.

The Trust

     Managers Special Equity Fund (the "Special Equity Fund" or the "Fund") is an investment portfolio of The Managers Funds, a Massachusetts business trust (the "Trust"). The Trust has entered into an investment management agreement with The Managers Funds, L.P. (the "Manager"), dated August 17, 1990 (the "Management Agreement"). Under the Management Agreement, it is the responsibility of the Manager to select, subject to review and approval by the Trustees, one or more Sub-advisors (the "Sub-advisors") to manage the portfolio of each investment portfolio of the Trust (each a "Fund"), to review and monitor the performance of these Sub-advisors on an ongoing basis, and to recommend changes in the roster of Sub-advisors to the Trustees as appropriate. The Manager is responsible for allocating the Fund's assets among the Sub-advisors for each Fund that has more than one Sub-advisor. The portion of a Fund's assets managed by a Sub-advisor may be adjusted from time to time in the sole discretion of the Manager, and it is possible that an approved Sub-advisor may not manage any portion of the Fund's assets. The Manager is also responsible for conducting all business operations of the Trust, except those operations contracted to the custodian or transfer agent. As compensation for its services, the Manager receives a fee from each Fund, out of which the Manager renders all fees payable to the Sub-advisors of that Fund. The Funds, therefore, pay no fees to the Sub-advisors.

     The Manager recommends Sub-advisors for the Funds to the Trustees based upon its continuing quantitative and qualitative evaluation of the Sub-advisors' skills in managing assets pursuant to specific investment styles and strategies. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a Sub-advisor and the Manager does not expect to recommend frequent changes of Sub-advisors.

     The Sub-advisors do not provide any services to the Funds except portfolio investment management and related record-keeping services. However, in accordance with procedures adopted by the Trustees, a Sub-advisor or its affiliated broker-dealer may execute portfolio transactions for a Fund and receive brokerage commissions in connection therewith as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules thereunder.

The Sub-Advisory Agreement

     At a meeting held on September 8, 1997, the Trustees, including a majority of the non-interested Trustees, approved the Manager's recommendation to add a fourth Sub-advisor, Kern Capital Management, LLC ("KCM"). Accordingly, the Trustees approved a Sub-advisory Agreement (the "KCM Agreement") with KCM which became effective on September 9, 1997. The recommendation to hire KCM was made by the Manager in the ordinary course of its ongoing evaluation of Sub-advisor performance and investment strategy and after extensive research of numerous candidate firms and qualitative and quantitative analysis of each candidate's organizational structure, investment process and style, and long-term performance record. The Manager believes that KCM's management style is appropriately suited to the Fund and expects KCM 's micro-cap growth style to complement that of the Fund's other Sub-advisors, Liberty Investment Management ("Liberty"), Pilgrim Baxter & Associates ("PBA"), and Westport Asset Management, Inc. ("Westport").

     Under the Management Agreement, the Fund pays the Manager a fee equal to 0.90% of the Fund's average daily net assets. From this amount, the Manager has paid Liberty, PBA, and Westport a fee of 0.50% of the Fund's average daily net assets under each such Sub-advisor's management under the continuing agreements with each Sub-advisor. Effective September 9, 1997, the Manager will pay KCM a fee of 0.50% of the Fund's average daily net assets under KCM's management under the new agreement. For the fiscal year ended December 31, 1996, the Fund paid the Manager $1,572,132, of which the Manager paid $266,030, $305,198 and
$302,171 to Liberty, PBA, and Westport, respectively. There is no change in management fees payable by the Fund as a result of the addition of KCM. The form of the KCM Agreement is attached to this information statement as Exhibit A.


Information on Kern Capital Management, LLC

     Following is a description of KCM, which is based on information provided by the Sub-advisor. The Sub-advisor is not affiliated with the Manager.

KERN CAPITAL MANAGEMENT, LLC
114 West 47th Street
Suite 1926
New York, NY  10036

     KCM is a Delaware limited liability company which is controlled by Robert E. Kern, David G. Kern, and Fremont Investment Advisors, Inc., a subsidiary of Fremont Investments, Inc., which is affiliated with The Fremont Group. KCM commenced operations in 1997, and as of September 1997, had approximately $200 million under management.

     KCM also serves as Sub-advisor to other investment companies having similar investment objectives to the Fund as follows:

                       Net Assets
                       of Other       Annual
                       Fund, as of    Fee
     Other Fund           9/30/97     Rate

Fremont U.S. Micro-
   Cap Fund            $210 million   1.50% on 1st $30 mill.
                                      1.00% on next $70 mill.
                                      0.75% sub-advisory fee
Fremont Institutional
  U.S. Micro-Cap Fund   $42 million   0.75%

Fremont U.S. Small-
Cap Fund                 $5 million   0.65%*

* This fee will be waived until either the assets are $25 million or January 1, 1999.

     The name and principal occupation of KCM's directors and principal executive officers are set forth below; address of each is that of KCM.


     Name                 Principal Occupation

     Robert E. Kern       President, CEO, Principal,
                            Portfolio Manager
     David G. Kern        Executive VP, Principal
                             Portfolio Manager
     Judy Finger          Senior VP, Principal,
                             Portfolio Manager

Board of Trustees' Recommendation

     In approving the KCM Agreement, the Trustees, at an in-person meeting held on September 8, 1997, considered a number of factors, including (i) the nature and quality of the services expected to be rendered by KCM to the Fund; (ii) KCM's investment approach which is expected to complement that of Liberty, PBA, and Westport and provide additional diversification to the Fund, which is especially desirable for a small-cap fund; (iii) the structure of KCM, its relatively recent founding, and its ability to provide services to the Fund; and (iv) that the fees payable by the Fund will not change as a result of the KCM Agreement.

ADDITIONAL INFORMATION

Other Matters

     The Manager, located at 40 Richards Avenue, Norwalk,
Connecticut 06854, serves as the investment manager, principal underwriter and Administrator of the Trust.

     To the knowledge of the Trust, as of September 26, 1997, no person beneficially owned more than five percent of the Fund's outstanding shares.

     The Trust is not required to hold annual meetings of shareholders and, therefore, it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be considered for inclusion in the proxy statement for the next meeting of shareholders must be submitted a reasonable time before the proxy statement is mailed. Whether a proposal submitted will be included in the proxy statement will be determined in accordance with applicable state and federal law.

     Copies of the most recent annual and semi-annual reports are available without charge. To obtain a copy, call or write the Manager, at 40 Richards Avenue, Norwalk, CT 06854, (800) 835-
3879.

                                        By Order of the Trustees,
                                        /s/Donald S. Rumery
                                        DONALD S. RUMERY
                                        Secretary
Dated: October 21, 1997

                            EXHIBIT A
                 FORM OF SUB-ADVISORY AGREEMENT

Attention:     Robert E. Kern
               Kern Capital Management, LLC

RE:  Sub-Advisory Agreement

To whom it may concern:

The Managers Special Equity Fund (the "Fund") is a series of a Massachusetts business trust (the "Trust") that is registered as an investment company under the Investment Company Act of 1940, as amended, (the "Act"), and subject to the rules and regulations promulgated thereunder.

The Managers Funds, L.P. (the "Manager") acts as the manager and administrator of the Trust pursuant to the terms of a Management Agreement with the Trust. The Manager is responsible for the day-
to-day  management  and  administration  of  the  Fund  and   the
coordination  of  investment  of  the  Fund's  assets.   However,
pursuant  to  the  terms  of the Management  Agreement,  specific
portfolio   purchases  and  sales  for  the   Fund's   investment
portfolios or a portion thereof, are to be made by advisory organizations recommended by the Manager and approved by the Trustees of the Trust.

1. Appointment as a Sub-advisor. The Manager, being duly authorized, hereby appoints and employs Kern Capital Management, LLC ("Sub-advisor") as a discretionary asset manager, on the terms and conditions set forth herein, of those assets of the Fund which the Manager determines to allocate to the Sub-advisor (those assets being referred to as the "Fund Account"). The Manager may, from time to time, with the consent of the Sub-advisor, make additions to the Fund Account and may, from time to time, make withdrawals of any or all of the assets in the Fund Account.

2.  Portfolio Management Duties.

     (a) Subject to the supervision of the Manager and of the Trustees of the Trust, the Sub-advisor shall manage the composition of the Fund Account, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objectives, policies  and  restrictions as  stated  in  the  Fund's
     Prospectus and Statement of Additional Information (such Prospectus and Statement of Additional Information for the Fund as currently in effect and as amended or supplemented in writing from time to time, being herein called the "Prospectus").

     (b) The Sub-advisor shall maintain such books and records pursuant to Rule 31a-1 under the Act and Rule 204-2 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), with respect to the Fund Account as shall be specified by the Manager from time to time, and shall maintain such books and records for the periods specified in the rules under the Act or the Advisers Act. In accordance with Rule 31a-3 under the Act, the Sub-advisor agrees that all records under the Act shall be the property of the Trust.

     (c) The Sub-advisor shall provide the Trust's Custodian, and the Manager on each business day with information relating to all transactions concerning the Fund Account. In addition, the Sub-advisor shall be responsive to requests from the Manager or the Trust's Custodian for assistance in obtaining price sources for securities held in the Fund Account, as well as for periodically reviewing the prices of the securities assigned by the Manager or the Trust's Custodian for reasonableness and advising the Manager should any such prices appear to be incorrect.

     (d) The Sub-advisor agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Advisers Act and other applicable federal and state regulations, and review information provided by the Manager to assist the Manager in its compliance review program.

     (e) The Sub-advisor agrees to maintain errors and omissions or professional liability insurance coverage with minimum coverage limits of $5 million throughout the term of this agreement.

3. Allocation of Brokerage. The Sub-advisor shall have authority and discretion to select brokers, dealers and futures commission merchants to execute portfolio transactions initiated by the Sub-advisor, and for the selection of the markets on or in which the transactions will be executed.

     (a) In doing so, the Sub-advisor's primary responsibility shall be to obtain the best net price and execution for the Fund. However, this responsibility shall not be deemed to obligate the Sub-advisor to solicit competitive bids for each transaction, and the Sub-advisor shall have no obligation to seek the lowest available commission cost to the Fund, so long as the Sub-advisor determines that the broker, dealer or futures commission merchant is able to obtain the best net price and execution for the particular transaction taking into account all factors the Sub-advisor deems relevant, including, but not limited to, the breadth of the market in the security or commodity, the price, the financial condition and execution capability of the broker, dealer or futures commission merchant and the reasonableness of any commission for the specific transaction and on a continuing basis. The Sub-advisor may consider the brokerage and research services (as defined in Section 28(e) of the Securities Exchange Act of 1934, as
     amended) made available by the broker to the Sub-advisor viewed in terms of either that particular transaction or of the Sub-advisor's overall responsibilities with respect to its clients, including the Fund, as to which the Sub-advisor exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

     (b) The Manager shall have the right to request that specified transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Manager and the Sub-advisor, shall be executed by brokers and dealers that provide brokerage or research services to the Fund or the Manager, or as to which an on-going relationship will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct benefit to the Fund Account, so long as (i) the Manager determines that the broker or dealer is able to obtain the best net price and execution on a particular transaction and
     (ii) the Manager determines that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to the Fund or to the Manager for the benefit of its clients for which it exercises investment discretion, notwithstanding that the Fund Account may not be the direct or exclusive beneficiary of any such service or that another broker may be willing to charge the Fund a lower commission on the particular transaction

     (c) The Sub-advisor agrees that it will not execute any portfolio transactions with a broker, dealer or futures commission merchant which is an "affiliated person" (as defined in the Act) of the Trust or of the Manager or of any Sub-advisor for the Trust except in accordance with procedures adopted by the Trustees. The Manager agrees that it will provide the Sub-advisor with a list of brokers and dealers which are "affiliated persons" of the Trust, the Manager or the Trust's Sub-advisors.

4. Information Provided to the Manager and the Trust and to the Sub-advisor

     (a) The Sub-advisor agrees that it will make available to the Manager and the Trust promptly upon their request copies of all of its investment records and ledgers with respect to the Fund Account to assist the Manager and the Trust in monitoring compliance with the Act, the Advisers Act, and other applicable laws. The Sub-advisor will furnish the Trust's Board of Trustees with such periodic and special reports with respect to the Fund Account as the Manager or the Board of Trustees may reasonably request.

     (b) The Sub-advisor agrees that it will notify the Manager and the Trust in the event that the Sub-advisor or any of its affiliates: (i) becomes subject to a statutory disqualification that prevents the Sub-advisor from serving as investment adviser pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. Notification of an event within (i) shall be given immediately; notification of an event within (ii) shall be given promptly. The Sub-advisor has provided the information about itself set forth in the Registration Statement and has reviewed the description of its operations, duties and responsibilities as stated therein and acknowledges that they are true and correct in all material respects and contain no material misstatement or omission, and it further agrees to notify the Manager immediately of any fact known to the Sub-advisor respecting or relating to the Sub-advisor that causes any statement in the Prospectus to become untrue or misleading in any material respect or that causes the Prospectus to omit to state a material fact.

     (c) The Sub-advisor represents that it is an investment adviser registered under the Advisers Act and other applicable laws and that the statements contained in the Sub-advisor's registration under the Advisers Act on Form ADV as of the date hereof, are true and correct and do not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Sub-advisor agrees to maintain the completeness and accuracy in all material respects of its registration on Form ADV in accordance with all legal requirements relating to that Form. The Sub-advisor acknowledges that it is an "investment adviser" to the Fund within the meaning of the Act and the Advisers Act.


5. Compensation. The compensation of the Sub-advisor for its services under this Agreement shall be calculated and paid by the Manager in accordance with the attached Schedule A. Pursuant to the provisions of the Management Agreement between the Trust and the Manager, the Manager is solely responsible for the payment of fees to the Sub-advisor, and the Sub-advisor agrees to seek payment of its fees solely from the Manager and not from the Trust or the Fund.

6. Other Investment Activities of the Sub-advisor. The Manager acknowledges that the Sub-advisor or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities ("Affiliated Accounts"). The Manager agrees that the Sub-advisor or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund Account, provided that the Sub-advisor acts in good faith and provided further, that it is the Sub-advisor's policy to allocate, within its reasonable discretion, investment opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Manager acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose or otherwise deal with positions in investments in which the Fund Account may have an interest from time to time, whether in transactions which involve the Fund Account or otherwise. The Sub-advisor shall have no obligation to acquire for the Fund Account a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund Account or otherwise.

7. Standard of Care. The Sub-advisor shall exercise its best judgment in rendering the services provided by it under this
Agreement.   The Sub-advisor shall not be liable for any  act  or
omission, error of judgment or mistake of law or for any loss suffered by the Manager or the Trust in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-advisor against any liability to the Manager or the Trust or to holders of the Trust's shares representing interests in the Fund to which the Sub-advisor would otherwise be subject by reason of willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-advisor's reckless disregard of its obligations and duties under this Agreement.

8. Assignment. This Agreement shall terminate automatically in the event of its assignment (as defined in the Act and in the rules adopted under the Act). The Sub-advisor shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment under the Act will occur, and to take the steps necessary to enter into a new contract with the Sub-advisor or such other steps as the Board of Trustees may deem appropriate.

9. Amendment. This Agreement may be amended at any time, but only by written agreement between the Sub-advisor and the Manager, which amendment is subject to the approval of the Trustees and the shareholders of the Trust in the manner required by the Act.

10. Effective Date; Term. This Agreement shall become effective on September 9, 1997 and shall continue in effect for a term of two years from that date. Thereafter, the Agreement shall continue in effect only so long as its continuance has been specifically approved at least annually by the Trustees, or the shareholders of the Fund in the manner required by the Act. The aforesaid requirement shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

11. Termination. This Agreement may be terminated by (i) the Manager at anytime without penalty, upon notice to the Sub-advisor and the Trust, (ii) at any time without penalty by the Trust or by vote of a majority of the outstanding voting securities of the Fund (as defined in the Act) on notice to the Sub-advisor or (iii) by the Sub-advisor at any time without penalty, upon thirty (30) days' written notice to the Manager and the Trust.

12. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby but shall continue in full force and effect.
13. Applicable Law. The provisions of this Agreement shall be construed in a manner consistent with the requirements of the Act and the rules and regulations thereunder. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed, and enforced according to the laws of the State of Connecticut.





                            THE MANAGERS FUNDS, L.P.
                            BY: EAIMC HOLDINGS CORP.
                            General Partner

                            BY:

                            Its:

                            DATE:
ACCEPTED:

BY:

Its:

DATE:



                            Acknowledged:
                            The Managers Funds

                            BY:

                            Its:

                            DATE:










SCHEDULES:                  A.  Fee Schedule.
                           SCHEDULE A
                         SUB-ADVISOR FEE

For services provided to the Fund Account, The Managers Funds, L.P. will pay, within 30 days of receipt of invoice from the Sub-advisor, a base quarterly fee for each calendar quarter at an annual rate of 0.50% of average net assets in the Fund Account during the quarter. Average assets shall be determined using the average daily assets in the Fund Account during the calendar quarter. The fee shall be pro-rated for any calendar quarter during which the contract is in effect for only a portion of the quarter.